Exhibit 10.34

                                  AMENDMENT TO
                              Employment Agreement

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of March 29, 2004, is made and entered into by and between Scottish Re (U.S.), Inc., a Delaware corporation (the "Company") and Oscar R. Scofield (the "Executive").

                              W I T N E S S E T H:

WHEREAS, on February 10, 2003, the Company and Executive executed an employment agreement (the "Employment Agreement"); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement; and

NOW, THEREFORE, in consideration of the agreements and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree to modify and amend the Employment Agreement as follows:

Section 8

     (d) Compensation upon Death. In the event of the Executive's death, the Company shall pay to the Executive (or beneficiaries, or estate, as the case may be) an amount equal to the sum of (i) the Compensation Payments, (ii) the Termination Bonus, if any, and (iii) an amount equal to the sum of the Total Cash Compensation Executive would have received during the remaining Term of the Agreement, such amount to be calculated from the date of the Executive's death (the "Death Calculation Period"). Notwithstanding the foregoing provisions of this
          Section 8(d), where the Death Calculation Period is for twenty-four
          (24) calendar months or less, the Company shall pay the Executive under 8(d)(iii) an amount equal to the sum of two (2) full year's Total Cash Compensation. Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provision of any agreements, plans or programs of the Company.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        /s/ Oscar R. Scofield
                                        ----------------------------------------
                                        Oscar R. Scofield



                                        SCOTTISH RE (U.S.), INC.



                                        By:/s/ Paul Goldean
                                           -------------------------------------
                                        Name: Paul Goldean
                                              Title: Executive Vice President
                                                     and General Counsel